Exhibit 99.1

Media and Investor contact:

Jeff Horwitz

Investor Relations

312.292.5130

investorinfo@ryerson.com

Ryerson to Host Conference Call on Wednesday, March 6th to Discuss Fourth Quarter and Full-Year 2018 Results

(Chicago — February 12, 2019) — Ryerson Holding Corporation (NYSE: RYI), a leading value-added processor and distributor of industrial metals, announced today that it will host a conference call to discuss fourth quarter and full-year 2018 financial results for the period ended December 31, 2018, on Wednesday, March 6th, at 10 a.m. Eastern Time. The live online broadcast will be available on the Company’s investor relations website, ir.ryerson.com. Ryerson will report earnings after the market closes on Tuesday, March 5th.

Ryerson Holding Corporation’s Fourth Quarter and Full-Year 2018 Conference Call Details:

DATE:	Wednesday, March 6, 2019

TIME:	10:00 a.m. ET / 9:00 a.m. CT

DIAL-IN:	833-241-7253 (Domestic) / 647-689-4217 (International)

CONFERENCE ID:	7744196

An online replay of the call will be posted on the investor relations website, ir.ryerson.com, and remain available for 90 days.

Ryerson is a leading value-added processor and distributor of industrial metals, with operations in the United States, Canada, Mexico, and China. Founded in 1842, Ryerson has around 4,600 employees in approximately 100 locations. Visit Ryerson at www.ryerson.com.